SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-28887



                          Date of Report: June 7, 2006





                             GREENSHIFT CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                             22-3328734
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 (State of other jurisdiction of                                 (IRS Employer
incorporation or organization                                Identification No.)


535 West 34th Street, Suite 203, New York, NY                          10001
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(Address of principal executive offices)                              (Zip Code)


                                 (646) 792-2634
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               (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))





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ITEM 2.01         COMPLETION OF DISPOSITION OF ASSETS

The Board of Directors of GreenShift's subsidiary, Hugo International Telecom, Inc., has filed with the Secretary of State of Delaware a certificate of designation of a 1,000,000 shares of Series C Preferred Stock. The holder of the Series C Preferred Stock will be entitled to convert the Series C Preferred Stock into 80% of Hugo's fully-diluted common stock, and will be entitled to cast 80% of the votes at any meeting of shareholders. The Series C Preferred Stock has a liquidation preference of $.001 per share and does not accrue dividends.

On June 7, 2006 GreenShift completed the sale of Mean Green BioFuels, Inc. to Hugo. At the closing, GreenShift also surrendered to Hugo 300,000 shares of Hugo Series B Preferred Stock (which was convertible into 67% of Hugo's fully-diluted capital stock). In exchange for the Mean Green BioFuels shares and the Hugo Series B Preferred Stock, Hugo assumed GreenShift's obligations under a Secured Convertible Debenture due to Cornell Capital Partners in the principal amount of $1,949,631, and issued to GreenShift Corporation 1,000,000 shares of Series C Preferred Stock.


ITEM 8.01         OTHER EVENTS

On June 7, 2006 Hugo signed a Securities Purchase Agreement with Cornell Capital Partners, LP. The Agreement calls for Cornell to purchase $22 million in principal amount of Secured Convertible Debentures. The first Debenture, in the principal amount of $5,500,000 was purchased by Cornell on June 7 for a payment of $4,950,000. The second Debenture, also in the principal amount of $5,500,000 will be purchased on or before September 30, 2006 if Hugo has obtained a commitment for senior debt financing for the construction of a biodiesel manufacturing plant. The third Debenture, in the principal amount of $11,000,000, will be purchased when construction of the biodiesel manufacturing plant commences. The purchase price for each Debenture will be 90% of its principal amount.

Detailed information regarding the arrangement between Hugo and Cornell may be found in the Current Report on Form 8-K dated June 7, 2006 filed by Hugo International Telecom, Inc.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



GREENSHIFT CORPORATION



               /S/      Kevin Kreisler
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                        KEVIN KREISLER
                        Chief Executive Officer

Date:                   June 12, 2006